Exhibit 99.2

11/14/2007

To:  The Executive Secretary of AMS Health Sciences

From:  Stephen E. Jones

I, Stephen E. Jones, do hereby resign my positions of director and audit committee member for AMS Health Sciences, Inc. effective November 14th, 2007.  I have decided that it is best to pursue other interest at this point in time.  I wish success for the future of AMS and would discuss any possibilities of working with the company in the role of a special advisor or consultant in the future.

Respectfully,

Stephen E. Jones

/s/ Stephen E. Jones   11-14-2007